SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[X] Preliminary proxy statement

[ ] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          TECUMSEH PRODUCTS COMPANY
               (Name of Registrant as Specified in Its Charter)

                          TECUMSEH PRODUCTS COMPANY
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________
________________
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                             PRELIMINARY COPY

                                [logotype]
                        TECUMSEH PRODUCTS COMPANY
                        100 EAST PATTERSON STREET
                         TECUMSEH, MICHIGAN 49286

                             [corporate logo]

                                                            March 25, 1994

Dear Shareholder:

      You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Tecumseh Products Company, to be held at 9:00 a.m., local Tecumseh, Michigan time, on Wednesday, April 27, 1994, at the Tecumseh Country Club located in Tecumseh, Michigan.

      As you know, while the Company's Class B Common Stock has full voting rights on any matter coming before any meeting of the Company's shareholders, the Class A Common Stock has no voting rights in most cases. At this year's Annual Meeting, however, the agenda includes a proposal to increase the number of authorized shares of Class A Stock, and, for that proposal only, Class A shareholders will be entitled to vote. Accordingly, proxies are being solicited from Class A shareholders, as well as from Class B shareholders. A white form is being used to solicit proxies from Class A shareholders and a blue form is being used to solicit them from Class B shareholders.

      The Company is sending the same Proxy Statement and related materials to all shareholders, except for the forms of proxy. If you are only entitled to vote one of the classes of Common Stock at the Annual Meeting, only the proxy form being used for that class is enclosed. If you are entitled to vote shares of both classes, both the white form (for your Class A shares) and the blue form (for your Class B shares) are enclosed.

      Whether you hold shares of only one class of Common Stock or shares of both classes, it is important that all shares you are entitled to vote be represented and voted at the Annual Meeting. Consequently, even if you currently plan to attend in person, please sign, date and mail each enclosed proxy form (i.e., one form for each class you are entitled to vote) at your earliest convenience. Thank you.

                                    Sincerely,

                                    /s/ Kenneth G. Herrick
                                    Chairman

                                    /s/ Todd W. Herrick
                                    President and Chief Executive Officer

                             PRELIMINARY COPY

                                [logotype]
                        TECUMSEH PRODUCTS COMPANY
                        100 EAST PATTERSON STREET
                         TECUMSEH, MICHIGAN 49286

                             [corporate logo]

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              April 27, 1994

To the Shareholders of Tecumseh Products Company:

      Notice is hereby given that the Annual Meeting of Shareholders of TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Company"), will be held, pursuant to the Bylaws of the Company, at the Tecumseh Country Club located in Tecumseh, Michigan approximately 1 mile east of the intersection of Burt Street and the Tecumseh-Clinton Road, which intersection is approximately 1/2 mile north of the center of Tecumseh, Michigan, on Wednesday, April 27, 1994, at 9:00 a.m., local Tecumseh, Michigan time, for the following purposes:

 1. To elect a Board of Directors of the Company to hold office until the next Annual Meeting of the Shareholders of the Company, or until their successors shall be elected and qualify.

 2. To consider and take action upon a proposal to amend the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), to increase the authorized shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Stock"), from 25,000,000 shares to 75,000,000 shares.

 3. To consider, take action upon, and authorize the carrying out of such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      The shares of the Company's Class B Common Stock, $1.00 par value (the "Class B Stock"), will have voting rights upon any matter properly coming before the Annual Meeting. The shares of Class A Stock also will have voting rights at the Annual Meeting upon the proposal to amend the Articles of Incorporation identified above, and will be entitled to vote upon such proposal as a class, but will not have voting rights upon any other matter coming before the meeting. The record date for the determination of holders of Class B Stock and the holders of Class A Stock entitled to receive notice of, and to vote at, the Annual Meeting is the close of business on March 11, 1994.

      This Notice is being sent to you by order of the Company's Board of Directors.

                                        TECUMSEH PRODUCTS COMPANY
                                        Daryl P. McDonald
                                        Corporate Counsel and Secretary
Tecumseh, Michigan
March 25, 1994

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE THE ENCLOSED PROXY FORM
OR FORMS, SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. (IF YOU
ARE ENTITLED TO VOTE SHARES OF BOTH CLASSES OF COMMON STOCK, PLEASE SIGN, DATE AND RETURN BOTH ENCLOSED PROXY FORMS.) ANY PROXY MAY BE REVOKED
AT ANY TIME BEFORE IT IS VOTED, AND HOLDERS OF THE COMPANY'S STOCK EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE THEREAT IN PERSON SHOULD THEY SO DESIRE.

                        TECUMSEH PRODUCTS COMPANY
                        100 EAST PATTERSON STREET
                         TECUMSEH, MICHIGAN 49286
                             PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tecumseh Products Company (the "Company") to be voted at the 1994 Annual Meeting of the Shareholders of the Company, to be held on Wednesday, April 27, 1994, at 9:00 a.m., local Tecumseh, Michigan time and at any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the accompanying documents will first be sent or given to the security holders of the Company is March 25, 1994.

                       VOTING AT THE ANNUAL MEETING

      The Company has two authorized classes of capital stock: Class B Common Stock, $1.00 par value ("Class B Stock"), and Class A Common Stock, $1.00 par value ("Class A Stock"). As of the close of business on March 11, 1994 (the record date established for the Annual Meeting), there were 5,470,146 shares of Class B Stock and 16,410,438 shares of Class A Stock issued and outstanding. Shares of Class B Stock have full voting rights with respect to any matter properly coming before the Company's shareholders at any meeting thereof, with each Class B share being entitled to one vote on each such matter. Shares of Class A Stock have no voting rights with respect to the election of Directors, nor do they have voting rights with respect to any other matter coming before any meeting of shareholders, except in limited circumstances specified in the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation" or the "Articles"), or required by the Michigan Business Corporation Act, as amended (the "MBCA"). However, pursuant to the MBCA, the Class A shares are entitled to vote as a class upon the proposal to be presented at the Annual Meeting to amend the Articles of Incorporation to increase the number of authorized shares of Class A Stock, with each Class A share being entitled to one vote on such proposal.

      The Company's stock transfer books will not be closed in connection with the Annual Meeting, but only record holders of Class B Stock or Class A Stock as of the close of business on March 11, 1994 are entitled to notice of and to vote at the meeting. A quorum of the Class B shares entitled to vote at the Annual Meeting is required for the transaction of any business at the meeting, and a quorum of the Class A shares entitled to vote on the proposed Articles amendment is required for action upon that proposal. For each class of shares, the presence in person or by proxy of a majority of the shares of that class entitled to vote will constitute a quorum.

      Since shares of each class of Common Stock will have voting rights with respect to at least one matter to be considered at the Annual Meeting, proxies are being solicited from holders of each class of shares. Shareholders entitled to vote Class B shares at the Annual Meeting will find enclosed a BLUE form of Proxy applicable only to shares of that class, shareholders entitled to vote Class A shares will find enclosed a WHITE form of Proxy applicable only to shares of that class, and shareholders entitled to vote shares of each class will find both forms of Proxy enclosed. WHETHER YOU HAVE RECEIVED ONE PROXY FORM OR BOTH PROXY FORMS, PLEASE SIGN, DATE AND RETURN EACH ENCLOSED FORM PROMPTLY, SO THAT ALL SHARES YOU ARE ENTITLED TO VOTE WILL BE REPRESENTED AT THE ANNUAL MEETING.

      If an enclosed form of Proxy is executed and returned, it is, nevertheless, revocable at any time prior to its exercise. Shares covered by any Proxy which is properly executed and returned prior to the time of the Annual Meeting, and which is not revoked prior to the exercise thereof, will be voted at the Annual Meeting and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification.

                          PRINCIPAL SHAREHOLDERS

      So far as is known to the Company, the only persons who, as of March 11, 1994 (except where a different date is indicated below), were beneficial owners (as the term "beneficial owner" is defined in Rule 13d-3 of the Securities and Exchange Commission) of over 5% of the outstanding Class B Stock (the Company's only class of "voting securities," as defined in the applicable rules of the Securities and Exchange Commision) are the persons named in the following table:

                           CLASS B SHARES OWNED

                                Sole              Sole             Shared            Shared         Percent
Name and Mailing Address    Voting Power    Investment Power    Voting Power    Investment Power    of Class
Herrick Foundation
150 West Jefferson
Suite 2500
Detroit, MI 48226            1,367,525(1)      1,367,525(1)                                          25.0%

Kenneth G. Herrick
Tecumseh Products Co.
100 E. Patterson St.
Tecumseh, MI 49286                                               1,012,377(2)      1,012,377(2)      18.5%

Catherine R. Cobb
c/o Comerica Bank
Trust Department
411 West Fort St.
Detroit, MI 48226                                                  671,277(3)        671,277(3)      12.3%

Comerica Bank
411 West Fort St.
Detroit, MI 48226                5,640(4)          4,515(4)      1,279,595(4)      1,330,698(4)      24.3%

John W. Gelder
150 West Jefferson
Suite 2500
Detroit, MI 48226                  100               100         1,218,085(5)      1,218,085(5)      22.3%

________________
(1) Each of Kenneth G. Herrick, Todd W. Herrick and John W. Gelder, all of whom are Directors and nominees for Director, is a member of the Board of Trustees of Herrick Foundation.

(2) Shared ownership in a fiduciary capacity as a trustee of trusts for the benefit of himself and his descendants (the "Kenneth Herrick Trusts") and of trusts for the benefit of his sister, Catherine R. Cobb, and her descendants (the "Catherine Cobb Trusts").

(3) Shared ownership in a fiduciary capacity as a trustee of the Kenneth Herrick Trusts. Catherine R. Cobb is also a Trustee of Herrick Foundation.

(4) As of December 31, 1993, based on Schedule 13G filed by Comerica Bank with the Securities and Exchange Commission. Includes shared ownership in a fiduciary capacity as a trustee of the Kenneth Herrick Trusts and of the Catherine Cobb Trusts. Also includes shared ownership in a fiduciary capacity as a trustee of other trusts, including trusts holding an aggregate of 205,708 Class B shares of which John W. Gelder as well as other persons also are trustees.

(5) Shared ownership in a fiduciary capacity as a trustee of the Kenneth Herrick Trusts, of the Catherine Cobb Trusts and of the other trusts referred to in note (4).

                          ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

      Upon the election of Directors at the Annual Meeting, Mr. Frederick
W. Schwier, who has served the Company in that capacity since 1984, will be retiring from the Board of Directors of the Company (the "Board"). At the meeting of the Board of Directors immediately following the Annual Meeting, it is expected that Mr. Schwier will be appointed an Honorary Member of the Board of Directors in recognition of his many years of distinguished service to the Company. It is also expected that the Board will authorize paying Mr. Schwier the same compensation for his service as an Honorary Member of the Board of Directors as is paid to other Directors who are not employees of the Company and reimbursing him for travel expenses related to such service on the same basis as such other Directors. Under the Company's Bylaws, an Honorary Member of the Board of Directors is entitled to attend meetings of the Board but has no vote. Mr. Schwier is Chairman of the Board of Directors of Great Lakes Communications, Inc., which is engaged in the television broadcasting business, and is also a member of the Board of Directors of Kysor Industrial Corporation.

      Pursuant to the authority conferred upon it in the Company's Bylaws, the Board has determined that, effective upon the election of Directors at the Annual Meeting, the number of Directors constituting the entire Board shall be ten. The Board has nominated for election as Directors of the Company, to act and serve as such until the next annual meeting of shareholders of the Company or until their respective successors are elected and qualify, the persons named below, all of whom are presently Directors of the Company. Class B Proxies will be voted for such nominees unless a contrary specification is made by the Class B shareholder as provided therein, in which event those Class B Proxies containing such contrary specifications will be voted in accordance therewith. The persons named in the form of Class B Proxy will vote in accordance with their best judgment in the event that any nominee named below should prove to be unable to serve as a Director. However, the Board of Directors has no reason to expect that any of the nominees proposed by it will be unable to serve as a Director.

      Shares of Class A Stock are not entitled to vote upon the election of Directors. Pursuant to the MBCA, assuming the presence of a quorum, Directors will be elected at the Annual Meeting, from among those persons duly nominated for such positions, by a plurality of the votes cast by holders of Class B Stock who are present in person, or represented by proxy, and entitled to vote at the meeting. Thus, since ten Directors are to be elected, those nominees who receive the highest through tenth-highest numbers of Class B votes for their election as Directors will be elected, regardless of the number of votes which for any reason, including abstention, broker non-vote, or the withholding of authority to vote, are not cast for the election of such nominees.

INFORMATION AS TO NOMINEES FOR DIRECTORS

      There is shown below for each nominee for Director, as reported to the Company, his name, age, and family relationship, if any, with any other nominee for Director; his principal occupation; his position, if any, with the Company; his business experience during at least the past five years; his period of service as a Director of the Company; and certain other directorships held.

   Name of Nominee,
  Period of Service                     Principal Occupation
as a Director and Age                  and Other Information

Kenneth G. Herrick
 Director since 1951,
 Age: 72..............Chairman of the Board of Directors of the Company. Mr.
                      Kenneth G. Herrick served as President and Chief Executive Officer of the Company from 1966 to 1970, served as Chairman of the Board of Directors and Chief Executive Officer of the Company from 1970 until April 23, 1986, and has served as Chairman of the Board of Directors of the Company since April 23, 1986.

                      Mr. Herrick is a member of the Board of Trustees of Howe Military School and of Herrick Foundation.
Todd W. Herrick
 Director since 1973,
 Age: 51..............President and Chief Executive Officer of the Company.
                      Mr. Todd W. Herrick served as a Vice President of the Company from 1974 until January 1984, when he became Executive Vice President and Assistant to the President of the Company. He served in those capacities until June 27, 1984, when he was elected President and Chief Operating Officer of the Company. He then served as President and Chief Operating Officer of the Company until April 23, 1986, when he was elected President and Chief Executive Officer of the Company.

                      Mr. Todd W. Herrick is a member of the Board of Directors of Comerica Bank and is a member of the Board of Trustees of Henry Ford Health System, of Albion College, of Howe Military School and of Herrick Foundation. He is also a member of the Advisory Board to the School of Business of the University of Michigan and a member of the Advisory Board to the School of Business of the University of Notre Dame. He is a member of the Audit Committee and the Pension Committee.

                      Mr. Todd W. Herrick is the son of Kenneth G. Herrick. John H. Foss
 Director since 1982,
 Age: 51..............Vice President, Treasurer and Chief Financial Officer of
                      the Company. Mr. John H. Foss has been the Treasurer of the Company since November 28, 1979, and a Vice President and the Treasurer of the Company since April 23, 1980. For more than five years prior to November 28, 1979, Mr. Foss was Treasurer of Lynch Corporation, a diversified manufacturer of glass forming machinery, flow measuring equipment and electronic equipment. Before entering the employ of Lynch Corporation, Mr. Foss, who is a Certified Public Accountant, was for more than five years associated with the firm of Arthur Andersen & Co., certified public accountants.

                      Mr. Foss is a member of the Board of Directors of United Bancorp, Inc. and of United Bank & Trust. He also is a member of the Board of Trustees of Adrian College. He is a member of the Pension Committee.
J. Russell Fowler
 Director since 1967,
 Age: 75..............Chairman Emeritus of the Board of Directors of Jacobson
                      Stores, Inc., mercantile business. Mr. Fowler became Chairman Emeritus in 1992; for more than five years prior to 1992, he was the Chairman of the Board of Directors and Chief Executive Officer of Jacobson Stores, Inc.

                      Mr. Fowler is a member of the Board of Directors of Jacobson Stores, Inc., of Camp Realty Company, of Guardsman Producers Co. and of Comerica Trust Company of Florida, N.A. He is a member of the Audit Committee.

   Name of Nominee,
  Period of Service                     Principal Occupation
as a Director and Age                  and Other Information

Dean E. Richardson
 Director since 1979,
 Age: 66..............Retired. Mr. Richardson served as Chairman of the Board of Directors of Manufacturers National Corporation (since merged with Comerica Incorporated) for more than five years prior to his retirement on April 1, 1990.

                      Mr. Richardson is a member of the Board of Directors of Comerica Incorporated, of The Detroit Edison Company and of Ford Holdings, Inc. He is a member of the Audit Committee and the Executive Compensation Committee.
Edward C. Levy Jr.
 Director since 1989,
 Age: 62..............President and Chief Executive Officer of Edw. C. Levy
                      Co., material handling and processing services for the steel industry and producer of basic construction materials.

                      Mr. Levy has been President and Chief Executive Officer of Edw. C. Levy Co. for more than five years.

                      Mr. Levy is a member of the Board of Directors of Comerica Bank. He is a member of the Pension Committee.
John W. Gelder
 Director since 1989,
 Age: 60..............Senior Member of the law firm of Miller, Canfield,
                      Paddock and Stone, P.L.C., general legal counsel for the Company.

                      For more than five years prior to January 1, 1994, Mr. Gelder was actively engaged in the practice of law as a Partner in the law firm of Miller, Canfield, Paddock and Stone. On January 1, 1994, that firm converted from a partnership to a professional limited liability company, and Mr. Gelder's relationship with the firm changed to that of a Member. Since that date, he has continued to be actively engaged in the practice of law as a Member of Miller, Canfield, Paddock and Stone, P.L.C.

                      Mr. Gelder is a member of the Board of Trustees of Herrick Foundation. He is a member of the Executive Compensation Committee.
Stephen L. Hickman
 Director since 1991,
 Age: 51..............Chairman of the Board of Directors, President and Chief
                      Executive Officer of Brazeway, Inc., manufacturer of aluminum extrusions and fabrication of aluminum products.

                      Mr. Hickman has been Chairman of the Board of Directors and President and Chief Executive Officer of Brazeway, Inc. for more than five years.

                      Mr. Hickman is a member of the Board of Directors of Adrian State Bank, of Citizens Gas Fuel Company, of Kenmore-Brazeway of Crook, England, and of Spangler Candy Company. He also is a member of the Board of Trustees of Siena Heights College. He is a member of the Executive Compensation Committee.
Peter M. Banks
 Director since 1991,
 Age: 56..............Dean of the College of Engineering, University of
                      Michigan.

                      Dr. Banks has served as Dean of the College of Engineering of the University of Michigan since July 1990. For more than five years prior thereto, he was a professor on the faculty of the Electrical Engineering Department of Stanford University and Director of both its Space, Telecommunications and Radioscience Laboratory and its Center for Aeronautics and Space Information Sciences.

                      Dr. Banks is a member of the Board of Directors of the Center for Space and Advanced Technology of Fairfax, Virginia, and of Research Environmental Industries, Inc. He is a member of the Pension Committee.

   Name of Nominee,
  Period of Service                     Principal Occupation
as a Director and Age                  and Other Information

Jon E. Barfield
 Director since August
 1993, Age: 42........President, Bartech, Inc., contract employment services
                      (since 1981); President, Utility Support Services, Inc., contract meter reading and related field support services for utilities (since 1990); President, Staffing Trends, Inc., contract employment services (since 1993).

                      From 1981 to 1991, Mr. Barfield was also President of Barfield Manufacturing Company, a producer of fasteners and other components for the automotive industry.

                      Mr. Barfield is a member of the Board of Directors of First of America Bank Corporation and of Council One, Blue Cross/Blue Shield of Michigan. He also is a member of the Board of Trustees of Princeton University and of GMI Engineering and Management Institute.


DIRECTORS' MEETINGS AND COMMITTEES

      During the fiscal year ended December 31, 1993, the Board of Directors held nine meetings. For that year, each Director attended at least 75% of the aggregate of (a) the total number of Board meetings held while he was serving as a Director and (b) the total number of meetings of all Board Committees on which he served held during his period of service, except that Kenneth G. Herrick attended 67% of the meetings applicable to him.

      The Audit Committee of the Board of Directors, the members of which are Todd W. Herrick, J. Russell Fowler and Dean E. Richardson, met twice in the 1993 fiscal year. The functions of the Audit Committee are to make recommendations to the Board of Directors with respect to the selection of the Company's independent accountants; to review the annual audit of the Company's financial statements by such independent accountants; to meet with the internal auditors of the Company; to review with such internal auditors of the Company and with such independent accountants the adequacy of the Company's internal controls; to conduct an appropriate review of all related party transactions on an ongoing basis; to review potential conflict of interest situations where appropriate; and to perform such other functions and duties as may, from time to time, be delegated and assigned to the Audit Committee by the Board of Directors.

      The Executive Compensation Committee, the functions of which are discussed below in the Executive Compensation Committee Report, met four times during fiscal 1993. The members of this Committee are Frederick W. Schwier, Dean E. Richardson, John W. Gelder and Stephen L. Hickman.

      The Company has no standing nominating committee or committee performing similar functions.

      During the 1993 fiscal year, Directors who were not employees of the Company received a monthly retainer of $500, a fee of $1,400 for each Board meeting attended, and $500 for each meeting of a Committee attended, together with reimbursement for travel expenses. No person who receives a salary from the Company and is also a Director is separately compensated for his services as a Director.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

      There is shown below, as reported to the Company, information as of March 11, 1994 concerning the Rule 13d-3 beneficial ownership of Class B Stock and Class A Stock of each Director or nominee for Director, each Executive Officer of the Company and all Directors and Executive Officers as a group.

  NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED ON MARCH 11, 1994

                          Class of   Sole Voting and                                     Aggregate
                           Common      Investment                           Aggregate     Percent
        Name               Stock          Power           Other               Total        Owned
Jon E. Barfield         Class B.....        -0-               -0-              -0-          -0-
                        Class A.....        200               -0-              200          *
Peter M. Banks          Class B.....        -0-               -0-              -0-          -0-
                        Class A.....        -0-               -0-              -0-          -0-
John H. Foss            Class B.....        100            72,550(1)         72,650         1.3%
                        Class A.....        300           108,826(1)         109,126        *
J. Russell Fowler       Class B.....        300               -0-              300          *
                        Class A.....        900               -0-              900          *
John W. Gelder          Class B.....        100               -0-(2)           100          *
                        Class A.....        300               -0-(2)           300          *
Kenneth G. Herrick      Class B.....        -0-         2,452,452(3)(4)(5)  2,452,452      44.8%
                        Class A.....        -0-         1,494,274(3)(4)(5)  1,494,274       9.1%
Todd W. Herrick(6)      Class B.....     10,938            10,000(7)         20,938         *
                        Class A.....     10,938               -0-(7)         10,938         *
Stephen L. Hickman      Class B.....        100               -0-              100          *
                        Class A.....        300               -0-              300          *
Edward C. Levy Jr.      Class B.....        100               -0-              100          *
                        Class A.....        300               -0-              300          *
Dean E. Richardson      Class B.....        100               -0-              100          *
                        Class A.....        300               -0-              300          *
Frederick W. Schwier    Class B.....        300               400(8)           700          *
                        Class A.....        900             1,200(8)          2,100         *
Harry L. Hans           Class B.....        -0-               -0-              -0-          -0-
                        Class A.....        -0-               -0-              -0-          -0-
All Directors and
Executive Officers
as a group
(12 persons)            Class B.....     12,038         2,535,402           2,547,440      46.6%
                        Class A.....     14,438         1,604,300           1,618,738       9.9%

________________
 *  Less than 1%

(1) Shares owned by Adrian College, of which John H. Foss is a member of the Board of Trustees, as to which shares Mr. Foss disclaims beneficial ownership.

(2) Does not include (a) 1,367,525 Class B shares (25.0% of the class) and 458,347 Class A shares (2.8% of the class) owned by Herrick Foundation, of which John W. Gelder is an officer and a member of the Board of Trustees, which shares are included in the amounts set after the name of Kenneth G. Herrick; (b) 671,277 Class B shares (12.3% of the class) and the same number of Class A shares (4.1% of the class) owned by the Kenneth Herrick Trusts and 341,100 Class B shares (6.2% of the class) and 255,824 Class A shares (1.6% of the class) owned by the Catherine Cobb Trusts, in respect of all of which trusts Mr. Gelder is a co-trustee and all of which shares also are included in the amounts set after Mr. Kenneth Herrick's name; and (c) 205,708 Class B shares (3.8% of the class) owned by other trusts of which Mr. Gelder is a co-trustee. Mr. Gelder disclaims beneficial ownership of all of these excluded shares.

(3) Includes (a) the 1,367,525 Class B shares and 458,347 Class A shares owned by Herrick Foundation, of which Kenneth G. Herrick is an officer and a member of the Board of Trustees; and (b) 72,550 Class B shares (1.3% of the class) and 108,826 Class A shares (less than 1% of the class) owned by Howe Military School, of which Kenneth G. Herrick is a member of the Board of Trustees. Mr. Kenneth Herrick disclaims beneficial ownership of all of these shares.

(4) Includes the 671,277 Class B shares and 671,277 Class A shares owned by the Kenneth Herrick Trusts, of which Kenneth G. Herrick is a beneficiary and a co-trustee.

(5) Includes the 341,100 Class B shares and 255,824 Class A shares owned by the Catherine Cobb Trusts, of which Kenneth G. Herrick is a co-trustee and of which his sister, Catherine R. Cobb, and her descendants are beneficiaries. Mr. Kenneth Herrick disclaims beneficial ownership of these shares.

(6) Todd W. Herrick is an income beneficiary of the Kenneth Herrick
    Trusts.

(7) Does not include (a) the 1,367,525 Class B shares and 458,347 Class A shares owned by Herrick Foundation, of which Todd W. Herrick is an officer and member of the Board of Trustees; and (b) the 72,550 Class B shares and 108,826 Class A shares owned by Howe Military School, of which Todd W. Herrick is a member of the Board of Trustees, all of which shares are included in the amounts set after the name of Kenneth
    G. Herrick. Includes 10,000 Class B shares (less than 1% of the class) owned by Albion College, of which Todd W. Herrick is a member of the Board of Trustees. Mr. Todd Herrick disclaims beneficial ownership both of the excluded shares and of the included shares.

(8) Includes shares (as to which, in some cases, beneficial ownership is disclaimed) held by spouse of named person or by a relative of such person or his spouse occupying the same home, or held jointly or in other capacities.

SECTION 16(A) COMPLIANCE

      Directors and certain officers of the Company, beneficial owners of more than 10% of the Company's Class B Stock, and certain related trusts ("Section 16 Reporting Persons") are required to file initial reports of ownership and (except in certain cases pertaining to trusts) reports of changes in ownership of Company equity securities and related derivative securities, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Since May 1, 1991, such persons also have been required to provide the Company with copies of such reports. The Company has reviewed all such report copies as it has received from persons known to it to be (or during 1993 to have been) Section 16 Reporting Persons and also has received and reviewed written representations from some such persons to the effect that other reports have not been required of them. Based solely on such review, the Company believes that in respect of 1993 all Section 16(a) filing requirements were met, except that Dr. Banks was late in filing a Form 4 to report sales of 50 shares of Class B Stock and 150 shares of Class A Stock that occurred in October, 1993.


                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

      The table which follows provides information, for each of the Company's last three completed fiscal years, concerning the compensation of Todd W. Herrick, the Company's Chief Executive Officer ("CEO"), and of each of the other Executive Officers who were serving as such during 1993 and whose total salary and bonus for such year exceeded $100,000.

                        SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                                                                       All Other
  Name and Principal Position      Year    Salary(1)    Bonus(1)    Compensation(2)
Todd W. Herrick                    1993    $250,000     $50,000        $4,497.00
President, CEO                     1992     200,000      50,000         4,364.00
                                   1991     200,000        0            4,237.50

John H. Foss                       1993    $162,000     $40,000        $4,497.00
Vice President, Treasurer, CFO     1992     145,000      30,000         4,364.00
                                   1991     130,000      25,000         4,237.50

Harry L. Hans                      1993    $108,000     $15,000        $3,690.00
Group Vice President,              1992      98,000      15,000         3,390.00
Engine & Power Train Components    1991      93,000      15,000         3,240.00

________________
(1) Includes, where applicable, amounts deferred at the election of the pertinent Executive Officer, which were contributed on the officer's behalf to the Company's Retirement Savings Plan, a so-called "401(k) plan."

(2) Amounts shown are Company "matching" contributions to the Retirement Savings Plan.

RETIREMENT PLAN

      Under the Company's Retirement Plan, which is a defined benefit and (since 1985) noncontributory plan, eligible employees, including officers, may receive benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon an employee's death, the Plan provides for a surviving spouse pension and a refund of any pre-1985 employee contributions. Substantially all U.S. salaried employees of the Company are covered by this plan. Participants are vested after five years of credited service with the Company. As of January 1, 1994, the number of years of credited service for the executives named in the Summary Compensation Table were, respectively, as follows: Mr. Todd Herrick, 29.5 years; Mr. Foss, 15 years; and Mr. Hans, 37.5 years.

      As has been true since 1985, the Retirement Plan as currently in effect provides for retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately prior to his or her retirement date (subject to applicable Internal Revenue Code limitations upon the maximum compensation amount that may be considered), multiplied by years of credited service (up to a maximum of 35 years). However, the applicable percentage for calculating such benefits has been amended from time to time -- most recently by an amendment effective January 1, 1993, which reduced such percentage. Since application of the Plan's reduced percentage of compensation otherwise would in some cases impermissibly result in a pension benefit lower than that previously accrued for a vested participant, the Retirement Plan as currently in effect establishes the benefit accrued for such a participant as of December 31, 1992 as the minimum benefit payable. The only Executive Officer affected by this Plan provision is Mr. Todd Herrick, whose minimum annual benefit is thereby fixed at $78,555.

      At December 31, 1993, the maximum annual compensation amount permitted by the Internal Revenue Code to be considered for purposes of the Retirement Plan was $235,840. Effective January 1, 1994, that maximum amount has been reduced to $150,000, subject to future upward adjustment in $10,000 increments as and when justified by increases in the cost of living. However, this change in the law does not retroactively reduce Mr. Todd Herrick's minimum annual benefit as described in the preceding paragraph. In addition to limiting the compensation that may be used in the Plan's benefit formula, the Internal Revenue Code imposes a maximum dollar amount upon the pension that may be provided to any employee. For 1994, that limit is $118,800 per year. However, no current employee of the Company has yet accrued a pension greater than $78,555 per year, commencing at age 65.

      The table which follows shows the estimated annual pension benefit (which is not subject to deduction for Social Security benefits or other offset amounts) payable under the Retirement Plan on a straight life annuity basis to covered employees retiring at age 65 in the earnings and years of service classifications therein specified, without taking into account the December 31, 1992 benefit "floor" which in some cases may be applicable, without considering any benefits which in some cases may be payable to a given participant in respect of voluntary contributions made to the Plan by the participant prior to 1985, AND WITHOUT TAKING INTO ACCOUNT THE INTERNAL REVENUE CODE LIMITATIONS DISCUSSED ABOVE.

                               Estimated Annual Benefit at Age 65
                                 for Years of Service Indicated
  Average
  Annual                                                           35 or
Base Salary              15         20         25         30       Longer
 $ 90,000............  $16,875   $ 22,500   $ 28,125   $ 33,750   $ 39,375
  100,000 ...........   18,750     25,000     31,250     37,500     43,750
  125,000 ...........   23,437     31,250     39,062     46,875     54,687
  150,000 ...........   28,125     37,500     46,875     56,250     65,625
  175,000(1) ........   32,812     43,750     54,687     65,625     76,562
  200,000(1) ........   37,500     50,000     62,500     75,000     87,500
  225,000(1) ........   42,187     56,250     70,312     84,375     98,437
  250,000(1) ........   46,875     62,500     78,125     93,750    109,375
  275,000(1)(2) .....   51,562     68,750     85,937    103,125    120,312
  300,000(1)(2) .....   56,250     75,000     93,750    112,500    131,250
  400,000(1)(2) .....   75,000    100,000    125,000    150,000    175,000
  450,000(1)(2) .....   84,375    112,500    140,625    168,750    196,875
  500,000(1)(2) .....   93,750    125,000    156,250    187,500    218,750

________________
(1) Under the Internal Revenue Code as currently in effect, the benefits payable under the Retirement Plan for average annual base salary in excess of $150,000 would be the same as those reflected in the $150,000 row of the table, rather than as presented therein, except to the extent that a higher amount may be required in order to preserve the benefit vested for a participant prior to January 1, 1994, and except to the extent that higher benefits become permissible in the future due to cost-of-living adjustments.

(2) The maximum pension that may be funded or paid in 1994 is limited by the Internal Revenue Code to $118,800 per year. That limit may increase in the future due to cost-of-living adjustments.

                 EXECUTIVE COMPENSATION COMMITTEE REPORT

      The report which follows is provided to shareholders by the members of the Executive Compensation Committee of the Board of Directors.

      The Executive Compensation Committee (hereinafter, the "Committee") was established as a standing committee of the Board of Directors of Tecumseh Products Company in September, 1992. Among its other powers and responsibilities, the Committee has been charged with annually fixing the salaries of the Company's Chief Executive Officer (the "CEO") and of the other Executive Officers of the Company, with determining and recommending for full Board approval annual cash bonuses for such executives, and with administering other Company programs providing compensation to such executives, as such programs may be developed.

      The general executive compensation philosophy of the Company for many years has aimed at providing Executive Officers with a package of annual cash compensation that is reasonable, but not immoderate, in light of their experience, skills, and responsibilities. In addition to considering the recommendations of the CEO with respect to the other Executive Officers, the Committee was guided by this general policy during its deliberations concerning fiscal 1993 executive salaries. Based on the foregoing and on Committee members' shared perception that the preexisting salary levels for the CEO and other executives did not sufficiently reflect their responsibilities, particularly in light of the global expansion of the Company in recent years, the Committee determined to increase the 1993 salary for each Executive Officer to the level reported in the Summary Compensation Table above. The Committee believes those salaries to be relatively modest in comparison with the salaries received by executives in comparable positions at other large, global manufacturing companies. The Company's fiscal 1992 performance was a factor, but not a controlling factor, in the Committee's decisions on 1993 salary, due to its members' belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation.

      The Company's net earnings performance for fiscal 1993 was significant to the Committee's year-end bonus recommendations for all Executive Officers, including the CEO. In Mr. Hans' case, the 1993 performance of the Engine & Power Train Group was also a significant factor. In addition, for all Executive Officers, the Committee took into account the Company's general compensation philosophy discussed above and the amounts of 1993 compensation otherwise paid and payable to each of them. For Executive Officers other than the CEO, his recommendations also were considered. After completion of such deliberations, the Committee recommended the 1993 bonus levels reflected in the Summary Compensation Table.

      The Company has not traditionally provided long-term or stock-based incentive compensation or stock-related compensation to its employees, including Executive Officers, and no such compensation was awarded during or in respect of fiscal 1993. However, at the time the Committee was established, in addition to being charged with the duties described above, the Committee expressly was directed to consider and make recommendations to the Board concerning other compensation plans for officers and key employees of the Company, including plans of these types. During 1993, the Committee commenced deliberations concerning a new, stock-based compensation plan for such employees. Subsequently, upon the Committee's recommendation, the Board of Directors adopted this new plan, to be known as the Management Incentive Plan, effective as of January 1, 1994.

      The Management Incentive Plan is a so-called "phantom stock" plan, under which the Committee, as plan administrator, has the authority to grant stock price based incentive awards to key employees, including Executive Officers. Generally, except in cases of earlier employment termination due to death, disability or retirement, or in the event of a "change in control" (as defined in the plan), the entire award granted an employee under the Management Incentive Plan for any fiscal year will be subject to forfeiture if the grantee does not remain with the Company for at least five full fiscal years. All Plan awards will be maintained in phantom stock "units" considered for Plan recordkeeping purposes as equivalents to shares of Class A Stock and valued accordingly. As and when cash dividends are paid on Class A stock, additional phantom stock units, corresponding in value to the dividend paid, will be credited to employee accounts under the Plan. Thus, the potential payout on an award, although payable only in cash, will be tied directly to the market value performance of the Class A Stock. This feature is intended both to assist in attracting and retaining management personnel and to closely align the interests of key employees with those of Company equity owners.

      The Management Incentive Plan affords the Committee broad discretion to determine the amounts of awards granted, subject only to a limitation setting the maximum number of units awardable in respect of a given year at 2% of the number of Class A shares outstanding at the end of the year. The Committee also has broad discretion under the Plan with respect to developing and establishing criteria under which otherwise eligible employees may receive awards. In general, however, it is contemplated that, early each year, the Committee will determine or approve both group performance criteria and individualized business plan goals applicable to eligible employees and that, after year-end, the extent of group and individual achievement of the pre-established criteria will form the basis for Committee phantom stock grant decisions for that year.

      For the current year, the group criteria for the Corporate Office group, which includes Mr. Todd Herrick and Mr. Foss, relate to return on equity, and group criteria relating to cash return on assets have been established for each of the Company's business units, including the Engine & Power Train Group headed by Mr. Hans. After the end of the year, if the Company's actual return on equity (and/or cash return on assets for an employee's business unit) falls within or exceeds the applicable range approved by the Committee for the year, and depending on the extent to which the employee also has achieved his or her personalized goals, the employee may receive an award of phantom stock units (valued at the average month-end closing price of the Class A Stock during 1994) equal to from 10% to 50% of the employee's 1994 salary.

                  Presented By:  The Members of the Executive Compensation
                                 Committee of the Board of Directors

                                 Dean E. Richardson, Chairman
                                 Frederick W. Schwier
                                 Stephen L. Hickman
                                 John W. Gelder


               SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The graph which follows compares the performance over the last five Company fiscal years of the Company's voting common stock (since April 22, 1992, designated as the Class B Stock and having the trading symbol TECUB) to the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and to a composite industry group index (the "Composite S&P Industry Index") comprised of the Standard & Poor's Household Furnishing and Appliances Index (70%) and the Standard & Poor's Diversified Machinery Index (30%). The graph assumes: (1) an investment of $100 in the Company's voting common stock and in each index on December 31, 1988, (2) retention of the Class A Stock paid as a one-for-one dividend upon the Class B Stock on May 29, 1992 and the Class A Stock paid as a one-for-one dividend upon the Class A Stock and the Class B Stock on June 30, 1993, and (3) reinvestment of all other dividends (with respect to dividends upon the Company's voting common stock and, since May 29, 1992, the Class A Stock, in shares of the same respective class).

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG TECUMSEH PRODUCTS COMPANY, S&P 500 INDEX,
                     AND S&P COMPOSITE INDUSTRY INDEX

      [EDGAR NOTE: The performance graph required by Item 402(l) of Regulation S-K appears in this position of the paper document. A copy of the performance graph on paper is being submitted to the Branch Chief in the Division of Corporation Finance. A table containing the data used to create the performance graph's data points is provided below.]

                               FYE 1988   FYE 1989   FYE 1990   FYE 1991   FYE 1992   FYE 1993
                               --------   --------   --------   --------   --------   --------
Tecumseh Products Co.           100.00      97.80      59.86      79.98      90.10     151.97
S&P 500 Index                   100.00     131.69     127.60     166.47     179.15     197.21
S&P Composite Industry Index    100.00     116.64      85.03     118.21     129.31     187.82

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Three of the four Directors currently serving on the Executive Compensation Committee, i.e., Messrs. Richardson, Schwier and Hickman, also served on that Committee throughout the period covered by the Executive Compensation Committee Report above. Mr. Gelder, who was first appointed to the Committee in late January, 1993 (and who consequently did not participate in the Committee's deliberations concerning 1993 executive salaries, which preceded his appointment), is the only other Director who served on the Committee during that period. None of these four Directors is or has ever been an officer or employee of the Company or of any of its subsidiaries.

      During 1993, as for many prior years, the law firm of Miller, Canfield, Paddock and Stone (now, Miller, Canfield, Paddock and Stone, P.L.C.) was retained by the Company as its general legal counsel. The Company also has retained the services of that law firm for the Company's current fiscal year. During 1993, Mr. Gelder was a Partner in Miller, Canfield, Paddock and Stone, and he is now a Member of Miller, Canfield, Paddock and Stone, P.L.C.

      During 1992 and 1993, the Company advanced certain legal fees and other expenses, totalling $603,625, incurred in connection with a 1993 public offering of Class A Stock by certain shareholders and related matters, all of which was subsequently reimbursed to the Company without interest. The following shareholders reimbursed the Company for such fees and expenses in the following respective amounts: Herrick Foundation -- $380,372; the Catherine Cobb Trusts -- $63,576; trusts for the primary benefit of Jean Marie Van Waveren -- $56,512; trusts for the primary benefit of Margaret J. Mudgett -- $51,120; the Kenneth Herrick Trusts -- $25,000; Howe Military School -- $9,015; Adrian College -- $9,015; and Herrick Memorial Hospital -- $9,015. Mr. Gelder, a member of the Executive Compensation Committee and a Rule 13d-3 beneficial owner of more than 5% of the outstanding Class B Stock, is an officer and a member of the Board of Trustees of Herrick Foundation and is a trustee of the Catherine Cobb Trusts, certain of the trusts for the benefit of Margaret J. Mudgett referred to above, and the Kenneth Herrick Trusts. Kenneth G. Herrick is an Executive Officer and Director of the Company and a Rule 13d-3 beneficial owner of more than 5% of the outstanding Class B Stock; he is an officer and a member of the Board of Trustees of Herrick Foundation, a member of the Board of Trustees of Howe Military School, a trustee of the Catherine Cobb Trusts, a trustee and beneficiary of the Kenneth Herrick Trusts, and until January 1993 was a trustee of the trusts for the benefit of Jean Marie Van Waveren referred to above; Kenneth G. Herrick is the brother of Catherine R. Cobb and Jean Marie Van Waveren. Todd W. Herrick is an Executive Officer and Director of the Company; he is an officer and a member of the Board of Trustees of Herrick Foundation, an income beneficiary of the Kenneth Herrick Trusts, and a member of the Board of Trustees of Howe Military School and of the parent corporation of Herrick Memorial Hospital; Todd W. Herrick is the son of Kenneth G. Herrick. Catherine R. Cobb is a Rule 13d-3 beneficial owner of more than 5% of the outstanding Class B Stock; she is a member of the Board of Trustees of Herrick Foundation and a trustee of the Kenneth Herrick Trusts, as well as the sister of Kenneth G. Herrick. John H. Foss is an Executive Officer and Director of the Company; he is a member of the Board of Trustees of Adrian College. The Herrick Foundation is a Rule 13d-3 beneficial owner of more than 5% of the outstanding Class B Stock. Comerica Bank is a Rule 13d-3 beneficial owner of more than 5% of the outstanding Class B Stock; it is a trustee of the Catherine Cobb Trusts, the Kenneth Herrick Trusts, and the trusts for Margaret J. Mudgett referred to above.

       PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
                       THE AUTHORIZED CLASS A STOCK

INTRODUCTION AND TEXT OF THE PROPOSED AMENDMENT

      On February 23, 1994, the Board of Directors approved a proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Class A Stock, and directed that the proposed amendment be submitted to the shareholders at the 1994 Annual Meeting, with the Board's recommendation for adoption. The proposed amendment would amend the first paragraph of Article IV of the Articles of Incorporation in its entirety, to read as follows:

            The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $1.00 per share, consisting of Seventy-Five Million (75,000,000) shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and Twenty-Five Million (25,000,000) shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock").

      If this amendment is adopted as proposed, it would become effective as soon as practicable after the Annual Meeting, upon the filing of a Certificate of Amendment with the Michigan Corporation & Securities Bureau (the "Bureau").

      The Board's reasons for proposing the amendment and other information relevant to this proposal are discussed in the subsections below. In considering the proposal, shareholders also may wish to review the financial statements included in the Company's 1993 Annual Report to its shareholders, which is enclosed with this Proxy Statement.

REASONS AND POSSIBLE USES FOR INCREASED SHARES

      The Company's authorized capital stock currently consists of 25,000,000 shares of Class A Stock and 25,000,000 shares of Class B Stock. This capital structure was created in April, 1992, when the Company's shareholders adopted and there was filed with the Bureau an amendment to the Articles of Incorporation (as theretofore in effect) that divided the previously authorized 50,000,000 shares of Company's voting common stock into 25,000,000 shares of each of the current classes and redesignated the voting stock as the Class B Stock. The Company's recapitalization was then completed on May 29, 1992, by means of a one-for-one stock dividend paid in Class A shares upon the outstanding Class B shares. Upon completion of the recapitalization, the number of outstanding shares of each class were equal. Since completion of the recapitalization, however, there have been no additional issuances of Class B shares, but another one-for-one dividend upon outstanding shares of both classes was paid in Class A shares on June 30, 1993. As a result, there are now three times as many outstanding Class A shares (16,410,438) as there are outstanding Class B shares (5,470,146).

      In connection with the Company's recapitalization, the Board of Directors amended the Company's preexisting shareholder rights plan respecting its voting common stock and adopted and implemented a similar shareholder plan respecting the Class A Stock. As is usual with plans of this sort, the rights issued and outstanding under these Company plans are not currently exercisable and may never become exercisable, and neither rights plan requires that the Company maintain a specified reserve of shares for potential future issuance thereunder. However, it is the Board of Directors' preference and, to the extent possible, its policy to maintain for each plan a reserve of shares of the appropriate class in an amount equal to the number of outstanding shares of that class.

      Accordingly, of the 19,529,854 authorized but unissued Class B shares, 5,470,146 shares currently are reserved for issuance under the Class B rights plan, leaving 14,059,708 authorized but unissued Class B shares available for other corporate uses. However, there currently are only 8,589,562 authorized but unissued Class A shares. All of these shares have been reserved for issuance under the Class A rights plan, but an additional 7,820,876 Class A shares would be needed to maintain the 1:1 reserve ratio for the Class A rights plan which the Board prefers. In addition, due to the Class A rights plan reserve, there are no authorized but unissued Class A shares available for other corporate purposes.

      Other than with respect to increasing the current share reserve for the Class A rights plan as indicated above, the Board of Directors has no present plans or intentions regarding the issuance or reserve of any of the 50,000,000 additional shares of Class A Stock proposed for authorization, or of any rights to acquire any such shares. However, if the proposed Articles amendment is adopted, the Board intends from time to time to consider whether it would be to the benefit of the Company and its shareholders to issue shares or rights for various other corporate purposes. These corporate purposes may include: issuing shares or rights to then-current Company shareholders in connection with future stock splits or dividends; issuing shares or rights under any newly-developed Company compensation or incentive plan; or the issuance to other persons, either in public offerings or private placements, in connection with acquisitions or the accumulation of additional capital.

      The Board believes it is in the best interests of the Company and its shareholders for a significant number of shares of each class to be available for such purposes and consequently, consistent with the current 3:1 ratio of outstanding Class A shares to outstanding Class B shares, that the 25,000,000 currently authorized shares of Class A Stock should be tripled through adoption of the proposed amendment.

VOTE REQUIRED AND RECOMMENDATION

      The affirmative vote of the holders of a majority of the outstanding shares of the Class A Stock and the affirmative vote of the holders of a majority of the outstanding shares of the Class B Stock is required to adopt the proposed amendment to the Articles of Incorporation. Therefore, any such shares which for any reason, including abstention or broker non-vote, are not voted for adoption of the proposed amendment will have the same effect as shares voted against the proposed amendment.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               ADOPTION OF THE PROPOSED ARTICLES AMENDMENT.

                RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Moore, Smith & Dale, the Company's independent accountants for its fiscal year ended December 31, 1993, and for many years prior thereto, will continue to serve as such for the Company's fiscal year ending December 31, 1994. A representative of Moore, Smith & Dale will be present at the Annual Meeting and available to respond to appropriate questions from shareholders, and will have an opportunity to make a statement if he so desires.


                              OTHER MATTERS

      The Board of Directors knows of no business to be acted upon at the Annual Meeting, other than the matters set forth in the accompanying Notice of Annual Meeting. If any other matters should be presented to the meeting upon which a vote properly may be taken, it is intended that the Class B shares represented by blue Proxies will be voted with respect to such matters in accordance with the judgment of the person or persons voting such shares.

FORM 10-K

      The Company will provide without charge to each person who, on March 11, 1994, was the holder of record, or the beneficial owner, of shares of its issued and outstanding Class B Stock or Class A Stock, on the written request of such person directed to:

                          Tecumseh Products Company
                          100 East Patterson Street
                          Tecumseh, Michigan 49286
                          Attention: Daryl P. McDonald
                                     Corporate Counsel and Secretary

a copy of the Company's Annual Report for its Fiscal Year ended December 31, 1993, on Securities and Exchange Commission Form 10-K, including the financial statements and the schedules and exhibits thereto, filed by the Company with the Commission.

1994 SHAREHOLDER PROPOSALS

      In order for shareholder proposals for the Company's 1995 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Tecumseh, Michigan prior to November 25, 1994.

EXPENSES INCIDENTAL TO PROXY SOLICITATION

      Expenses in connection with solicitation of Proxies by the Board will be borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in soliciting proxies, for whose services the Company will pay a fee estimated at $6,000 plus out-of-pocket costs and expenses. The Company also may pay brokers, nominees, fiduciaries, custodians and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, Proxies may be solicited in person, or by telephone, telegraph, facsimile transmission or similar means, by directors, officers and regular employees of the Company.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN, WITHOUT DELAY, THE ENCLOSED FORM(S) OF PROXY IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE, EVEN IF THEY CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. SHAREHOLDERS ENTITLED TO VOTE BOTH CLASS A STOCK AND CLASS B STOCK WILL FIND TWO FORMS OF PROXY ENCLOSED AND BOTH OF THESE FORMS MUST BE RETURNED IN ORDER TO AUTHORIZE THE PERSONS NAMED THEREIN TO VOTE WITH RESPECT TO BOTH SHARE CLASSES.

                                    By Order of the Board of Directors
                                    Daryl P. McDonald
                                    Corporate Counsel and Secretary

Tecumseh, Michigan
March 25, 1994

                       [ FORM OF PROXY -- CLASS A ]

CLASS A                                                            CLASS A
PROXY                                                                PROXY
                        TECUMSEH PRODUCTS COMPANY
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                OF SHAREHOLDERS TO BE HELD APRIL 27, 1994.

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned do(es) hereby constitute and appoint KENNETH G. HERRICK and TODD W. HERRICK, and each of them, his (their) true and lawful attorneys, with full power of substitution, for him (them) and in his (their) name(s) at the Annual Meeting of Shareholders of Tecumseh Products Company (the "Company") to be held at the Tecumseh Country Club located in Tecumseh, Michigan, on Wednesday, April 27, 1994 at 9:00 a.m., local Tecumseh, Michigan time, and at any and all adjournments thereof, to vote any and all shares of the Class A Common Stock, $1.00 par value, of the Company owned or held or standing in his (their) name(s) or which for any reason he (they) may or shall be entitled to vote, such proxies being directed to vote as specified below.

      Proposal to amend Articles of Incorporation to increase the
authorized Class A Common Stock.     For [ ]    Against [ ]    Abstain [ ]

      If you sign and return this proxy, the shares represented hereby will be voted in accordance with the specification made hereon. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

      (This proxy is continued and to be signed on the reverse side)

- --------------------------------------------------------------------------

  Account Number        Number of Shares        Proxy Number

                    (Continued from other side)

YOUR PROMPT ACTION IN EXECUTING AND RETURNING THIS PROXY WILL BE
APPRECIATED.

                                      ____________________________________
                                      Signature

                                      ____________________________________
                                      Signature

                                      Dated _______________________ , 1994

                                      NOTE: Please sign above exactly as
                                            your name(s) appear hereon.
                                            Joint owners should each sign.
                                            When signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            give full title as such.

                       [ FORM OF PROXY -- CLASS B ]

CLASS B                                                            CLASS B
PROXY                                                                PROXY
                        TECUMSEH PRODUCTS COMPANY
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                OF SHAREHOLDERS TO BE HELD APRIL 27, 1994.

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned do(es) hereby constitute and appoint KENNETH G. HERRICK and TODD W. HERRICK, and each of them, his (their) true and lawful attorneys, with full power of substitution, for him (them) and in his (their) name(s) at the Annual Meeting of Shareholders of Tecumseh Products Company (the "Company") to be held at the Tecumseh Country Club located in Tecumseh, Michigan, on Wednesday, April 27, 1994 at 9:00 a.m., local Tecumseh, Michigan time, and at any and all adjournments thereof, to vote any and all shares of the Class B Common Stock, $1.00 par value, of the Company owned or held or standing in his (their) name(s) or which for any reason he (they) may or shall be entitled to vote, such proxies being directed to vote as specified below and to vote in their discretion upon such other matters as may properly come before said Annual Meeting.

1. Election of Directors   For [ ]    Withhold [ ]    For All Except [ ]

            Kenneth G. Herrick, Todd W. Herrick, John H. Foss,
        J. Russell Fowler, Dean E. Richardson, Edward C. Levy Jr., John W. Gelder, Stephen L. Hickman, Peter M. Banks, Jon E. Barfield

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.)
__________________________________________________________________________

2. Proposal to amend Articles of Incorporation to increase the authorized
   Class A Common Stock.             For [ ]    Against [ ]    Abstain [ ]

   If you sign and return this proxy, the shares represented hereby will be voted in accordance with the specification made hereon. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED HEREIN, FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      (This proxy is continued and to be signed on the reverse side)

- --------------------------------------------------------------------------

  Account Number        Number of Shares        Proxy Number

                    (Continued from other side)

YOUR PROMPT ACTION IN EXECUTING AND RETURNING THIS PROXY WILL BE
APPRECIATED.

                                      ____________________________________
                                      Signature

                                      ____________________________________
                                      Signature

                                      Dated _______________________ , 1994

                                      NOTE: Please sign above exactly as
                                            your name(s) appear hereon.
                                            Joint owners should each sign.
                                            When signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            give full title as such.